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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2007

INDEPENDENCE LEAD MINES COMPANY

(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events

The Registrant has filed with NASDAQ under the Securities Exchange Act of 1934, Rule 10b-17, in order to clarify and amend the terms of a stock dividend previously announced by the Registrant. Retroactive to March 22, 2007, Independence Lead Mines Company declares a forward split of stock: for each ten shares of common stock of the Corporation, $0.10 par value, owned by a shareholder with Cusip Number 453578-10-6, such shareholder would receive one additional share of common stock of the Company, $0.10 par value, subject to rounding upward in the case of fractional shares. On June 1, 2007, the Company received a new Cusip Number of 453578-30-4. As each share certificate with Cusip Number 453578-10-6 is exchanged with the Transfer Agent, such shareholder would receive a new certificate representing their holdings, together with the declared stock dividend, reciting new Cusip Number 453578-30-4.  There is no record date. The stock dividend will be payable as share certificates are received. The Company will only cover the cost of one new certificate.

NASDAQ has advised the Registrant that the corporate action will take effect at the open of business on July 11, 2007.  The new trading symbol for the Registrant on July 11, 2007 will be “ILDS”.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen

President and Chief Administrative Officer

Date:  July 11, 2007